                                                                    EXHIBIT 99.4


                                                                           DRAFT
                                                                           -----
                                                     New York, December 29, 2000
                                                     ---------------------------



                 GLOBAL CROSSING TAKES 18% STAKE IN TELEMONDE
                 ---------------------------------------------
                            IN DEBT FOR EQUITY SWAP
                            -----------------------


Terms also agreed for eliminating a major portion of outstanding Telemonde debt


December 29, 2000: New York, Telemonde Inc (OTCBB: TLMD) today announced the successful completion of negotiations with Global Crossing Ltd. (NYSE: GX) for the elimination of a major portion of its outstanding debt relating to the 1998 purchase of transatlantic fiber-optic capacity by Telemonde Bandwidth (Bermuda) Limited. The Company has today filed a Form 8-K with the SEC concerning the conclusion of these negotiations.


The significant features of the re-worked agreement include:

 . Global Crossing has released Telemonde from an unfulfilled obligation to purchase $42.9 Million of transatlantic capacity under the 1998 Agreement.

 . Global Crossing has received equity in Telemonde equating to 18% of the Company's outstanding Common Stock.

 . Both parties have agreed a rescheduling of the sums owed for capacity already activated plus related services ($11.9 Million) to be paid over a 2-year period commencing on 14th December 2000. On completion of the deal, Telemonde met its first payment obligation of $1.4 Million.

 .  Telemonde has entered into an $8 Million Purchase Agreement with Global
   Crossing. The commitment allows Telemonde to purchase any product or service within the Global Crossing portfolio, at prevailing market rates, over the next 5 years.

The deal reduces, by approximately 40%, Telemonde's Total Current Liabilities which, as of 30th September 2000, stood at $105.5 Million (as reported in Telemonde's Form 10-Q filed with the SEC on 14th November 2000) to $62.6 Million (as per the Pro-forma Balance Sheet attached below). A total of $17.4 Million is credited to the Profit & Loss account (after inventory write-offs) compared with the published cumulative loss for the year to 30th September 2000 of $18 Million.

Global Crossing is a key infrastructure supplier to Telemonde, providing principally transatlantic capacity and Operations and Maintenance services used by the Company to supply integrated network solutions to Telecommunications, Internet and multi-media companies around the world.

Adam Bishop, Chief Executive Officer and President of Telemonde said, "We are naturally pleased to have concluded these negotiations and to have been able to build on the existing strong relationship we have with Global Crossing. The completion of this deal brings to an end the problems we faced with this supplier, through the lock-in of capacity commitments signed in 1998 and now allows us to fulfil customer orders and our own network roll-out plans, through the procurement of a wide range of quality services, at today's much lower prices".

                                 TELEMONDE INC

                Pro-forma Unaudited Consolidated Balance Sheet
                            as of 30 September 2000

                      (US dollars expressed in millions)

                                                    As                   Global           Pro Forma
                                                 reported               Crossing        Balance Sheet
                                                  in 10Q                Agreement


                                                    $m                     $m                 $m
Assets

Cash                                                 2.3                                      2.3
Trade accounts receivable                            8.1                                      8.1
Inventories                                         21.5                  (b)                   -
                                                                          (21.5)
Prepaid expenses                                     9.7                                      9.7

                                                 -------               --------           -------
Total current assets                                41.6                  (21.5)             20.1

Property, plant and equipment                       18.6                                     18.6
Intangible assets                                   24.6                                     24.6

                                                 -------               --------           -------
Total assets                                        84.8                  (21.5)             63.3
                                                 =======               ========           =======

Liabilities

Accounts payable                                    78.6                  (a)                37.8
                                                                          (40.8)
Accrued expenses                                    13.9                  (a)                11.8
                                                                           (2.1)
Deferred income                                      1.3                                      1.3
Short term notes                                    11.7                                     11.7

                                                 -------               --------            ------
Total current liabilities                          105.5                  (42.9)             62.6
                                                 =======               ========            ======

Stockholders equity

Capital stock                                        0.1                                      0.1
Retained profit                                    (90.9)                  (a)              (73.5)
                                                                           38.9
                                                                           (b)

                                                                          (21.5)
Additional paid in capital                          70.0                  (a)                74.0
                                                                          4.0
Minority interests                                   0.1                                      0.1

                                                 -------               --------            ------
Total stockholders deficit                         (20.7)                  21.4               0.7
                                                 =======               ========            ======

Total liabilities and stockholders equity           84.8                  (21.5)             63.3
                                                 =======               ========            ======

(a) Debt of $42.9m satisfied by issue of share capital with market value of $4.0m

(a) Write off of $21.5m inventory element of bandwidth liability to Global Crossing

(b) The credit to profit for the year is $17.4m compared with a cumulative loss for the year at 30 September 2000 of $18.0m


Note: This pro-forma assumes the Global Crossing re-negotiations were concluded prior to 30 September 2000



About Telemonde Inc.:

Telemonde Inc. is a global communications company developing and operating high value international voice, data and Internet services through its network of IP, voice and data infrastructure. Telemonde's operating subsidiaries include:

  . telemonde.net sa, (www.telemonde.net): providing a combined package of global Internet connectivity and content to broadband local access providers thereby enhancing the revenue and growth opportunities in broadband content provision, video-on-demand, e-commerce and advertising.
  . EquiTel Communications Ltd.: supplying telecommunications route management and intelligent network services to emerging markets.
  . Telemonde Networks Ltd.: delivering carrier-grade capacity, instant network access and managed routing services from anywhere to anywhere.


About Global Crossing


Global Crossing Ltd. (NYSE: GX) is building and offering services over the world's most extensive global IP-based fiber optic network, which will have more than 101,000 route miles, serving five continents, 27 countries and more than 200 major cities. Global Crossing's operations are headquartered in Hamilton, Bermuda, with principal offices in Los Angeles, California; London, England; Amsterdam, The Netherlands; Madison, New Jersey; Rochester, New York; Dublin, Ireland; and Miami, Florida.

Visit Global Crossing at www.globalcrossing.com on the Web.

Forward looking statements:

Certain statements in this news release may constitute "forward-looking" statements within the meaning of section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve risks, uncertainties, and other factors, which may cause the actual results, performance, or achievement expressed or implied by such forward-looking statements to differ.

The Company's Form 10-K for the fiscal year ended December 31, 1999 details many of the risks and uncertainties associated with these forward-looking statements.


Contact:

Telemonde Inc., New York
Investor Communications Co.
800/419-5211 and 800/419-5311
http://www.iccinfo.com

or StockIR at
http://www.stockir.com


Global Crossing Ltd.
Press:
Tom Goff, + 1 310 385 5231
tgoff@globalcrossing.com
Kim Polan, + 1 212 687 8080
kpolan@sardverb.com
Analysts / Investors:
Ken Simril, +1 310 385 5200
investors@globalcrossing.com